Exhibit (99.2)

       Written Statement of the Vice President and Chief Financial Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, I, the undersigned Vice President and Chief Financial Officer of Banta Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                     /s/ Daniel W. Kiener
                                     ------------------------------------------
                                     Daniel W. Kiener
                                     Vice President and Chief Financial Officer



                                     November 12, 2002
                                     Date